Exhibit 10.1

EXECUTION COPY

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015

January 11, 2016

Shire plc

5 Riverwalk, Citywest Business Campus

Dublin 24

Republic of Ireland

Attention: Bill Mordan, General Counsel

Baxalta Incorporated

1200 Lakeside Drive

Bannockburn, Illinois 60015

Attention: Peter G. Edwards

Ladies and Gentlemen:

This letter agreement is entered into on the date first set forth above by and among Shire plc, a company incorporated in Jersey (“Parent”), Baxalta Incorporated, a Delaware corporation (“Baxalta”), and Baxter International Inc., a Delaware corporation (“Baxter”) (this “Letter Agreement”). Reference is made to that certain Tax Matters Agreement, dated as of June 30, 2015, by and among Baxter, by and on behalf of itself and each Affiliate of Baxter, and Baxalta, by and on behalf of itself and each Affiliate of Baxalta (the “Tax Matters Agreement”) and that certain Shareholder’s and Registration Rights Agreement, dated as of June 30, 2015, by and between Baxter and Baxalta (the “Registration Rights Agreement”). Pursuant to a merger agreement to be entered into among Parent, BearTracks, Inc., a Delaware corporation, and Baxalta (the “Merger Agreement”), Parent will, directly or indirectly, acquire all of the outstanding shares of Baxalta Common Stock (the “Merger”), subject to the satisfaction of certain closing conditions as described in the Merger Agreement. Capitalized terms used but not defined herein have the meanings given to them in the Tax Matters Agreement.

Parent, Baxalta and Baxter hereby agree as follows:

1. Support of Baxter; Waiver of Appraisal Rights.

(a) Baxter hereby consents to the inclusion of a statement, attributed to its chief executive officer, expressing its support for the Merger in the form attached hereto as Annex I (the “Baxter Support Statement”) in any Baxalta or Parent press release announcing the entry into the Merger Agreement. Each of Parent and Baxalta agrees that, except as required by applicable law or in the discharge of its obligations hereunder, it will not make any public statement (other than the Baxter Support Statement) of non-public information regarding Baxter’s support for the Merger or any statement regarding Baxter’s plans with respect to, or the anticipated timing or sizing of, any Retained Shares Transaction (as defined below), in each case, without Baxter’s prior consent; provided that, Parent and Baxalta may publish, make, repeat or otherwise use the Baxter Support Statement unless and until Baxter objects in writing to the use thereof.

(b) Baxter hereby waives, and agrees not to exercise or assert, any appraisal rights under applicable law, including Section 262 of the General Corporation Law of the State of Delaware, in connection with the Merger.

2. Opinion Matters.

(a) Immediately prior to the closing of the Merger (the “Merger Closing”), Baxter shall execute and deliver representation letters (the “Baxter Closing Representation Letters”) to Cravath, Swaine & Moore LLP and KPMG LLP substantially in the form of the representation letters (the “Baxter Signing Representation Letters”) executed and delivered by Baxter on the date immediately prior to the date that the Merger Agreement is entered into by Parent and Baxalta (the “Merger Signing Date”) with such changes as are necessary to reflect any changes in facts prior to the Merger Closing.

(b) Immediately prior to the Merger Closing, Parent shall execute and deliver representation letters (the “Parent Closing Representation Letters”) to Cravath, Swaine & Moore LLP and KPMG LLP substantially in the form of the representation letters (the “Parent Signing Representation Letters”) executed and delivered by Parent on the date immediately prior to the Merger Signing Date with such changes as are necessary to reflect any changes in facts prior to the Merger Closing.

(c) Immediately prior to the Merger Closing, Baxalta shall execute and deliver representation letters (the “Baxalta Closing Representation Letters” and, together with the Baxter Closing Representation Letters and the Parent Closing Representation Letters, the “Closing Representation Letters”) to Cravath, Swaine & Moore LLP and KPMG LLP substantially in the form of the representation letters (together with the Baxter Signing Representation Letters and Parent Signing Representation Letters, the “Signing Representation Letters” and together with the Closing Representation Letters, the “Representation Letters”) executed and delivered by Baxalta on the date immediately prior to the Merger Signing Date with such changes as are necessary to reflect any changes in facts prior to the Merger Closing.

(d) Baxter hereby represents and warrants that the Baxter Signing Opinion (as defined below) has been furnished to Baxter, such that the condition set forth in Section 2(g)(ii)(A) is satisfied. Baxter shall (i) use its reasonable best efforts to cause KPMG LLP to deliver the Baxter Closing Opinion (as defined below) immediately prior to the Merger Closing, such that the condition set forth below in Section 2(g)(ii)(B) is satisfied and (ii) certify in writing to Parent and Baxalta immediately upon receipt of such opinion that such opinion has been furnished. As of the date immediately prior to the Merger Signing Date, Baxter knows of no reason (x) why it would not be able to deliver the Baxter Closing Representation Letters, or (y) why it would not be able to obtain the Baxter Closing Opinion.

(e) Parent shall use its reasonable best efforts to cause Cravath, Swaine & Moore LLP to deliver the Parent Closing Opinion (as defined below) immediately prior to the Merger Closing, such that the condition set forth below in Section 2(g)(i)(B) is satisfied. As of the date immediately prior to the Merger Signing Date, Parent knows of no reason (i) why it would not be able to deliver the Parent Closing Representation Letters or (ii) why it would not be able to obtain the Parent Closing Opinion.

(f) As of the date immediately prior to the Merger Signing Date, Baxalta knows of no reason why it would not be able to deliver the Baxalta Closing Representation Letters.

(g) Section 4.02(c) of the Tax Matters Agreement shall be waived with respect to the Merger Closing if:

(i) (A) A tax opinion of Cravath, Swaine & Moore LLP is furnished to Parent, and a true, correct and complete copy of such opinion is provided to Baxter and Baxalta, on the date immediately prior to the Merger Signing Date, and (B) Cravath, Swaine & Moore LLP furnishes a tax opinion to Parent immediately prior to the Merger Closing that is a tax opinion substantially the same in form and substance as the opinion referenced in clause (i)(A) (the “Parent Closing Opinion”), a true, correct and complete copy of which shall be provided by Parent to Baxter and Baxalta. In each case, such opinion may rely on the applicable Representation Letters.

(ii) (A) A tax opinion of KPMG LLP is furnished to Baxter on the date immediately prior to the Merger Signing Date (the “Baxter Signing Opinion”), and (B) KPMG LLP furnishes a tax opinion to Baxter immediately prior to the Merger Closing that is a tax opinion substantially the same in form and substance as the opinion referenced in clause (ii)(A) above (the “Baxter Closing Opinion”). In each case, such opinion may rely on the applicable Representation Letters. Neither Baxalta nor Parent shall (in writing or otherwise) publicly refer to or describe non-public information regarding the Baxter Signing Opinion or the Baxter Closing Opinion without the prior written consent of KPMG LLP or Baxter, except that the parties may disclose this Letter Agreement and describe its terms in any Form 8-K, registration statement, proxy statement or circular relating to the Merger Agreement or the Merger.

(h) Prior to the earlier of (i) the Merger Closing and (ii) the termination of the Merger Agreement, each of Parent, Baxalta, and Baxter shall cooperate in good faith with the reasonable requests of the other parties in connection with matters related to the opinions referred to in this Section 2 (including the preparation of materials by Parent, Baxalta, Baxter and their respective agents documenting diligence and other matters related to the Retained Shares Transactions). From and after the execution of this Letter Agreement, at such time or times as may be reasonably requested by Baxter, each of Baxalta and Parent shall use its reasonable best efforts to execute certificates reasonably requested by Baxter containing appropriate representations that Baxalta or Parent, as applicable, is, in good faith, able to make at such time, in connection with KPMG LLP’s delivery to Baxter of a tax opinion or opinions rendered in connection with the initial distribution of Baxalta Common Stock on July 1, 2015, one or more Debt-for-Equity Exchanges, one or more Exchange Offers (as defined in the

Registration Rights Agreement), one or more contributions of Retained Shares to Baxter’s U.S. pension fund or any dividend of Retained Shares to Baxter’s shareholders. Upon Baxter’s reasonable request, Baxalta (or, after the Merger Closing, Parent) shall use reasonable best efforts to cause any person who is at the time of such request an executive officer of such party and who was an executive officer of Baxter prior to the initial distribution of Baxalta Common Stock on July 1, 2015 to assist Baxter in confirming such facts as are within the knowledge of such executive officer. Each party shall make any such requests for cooperation with reasonable advance notice and under reasonable circumstances so as to minimize any disruption to or impairment of the applicable party’s business.

(i) Baxter acknowledges and agrees that Section 4.02(c) of the Tax Matters Agreement has been waived with respect to the execution of the Merger Agreement.

3. Indemnification and Guarantee.

(a) Notwithstanding anything in the Tax Matters Agreement, the Merger Agreement or the Distribution Agreement to the contrary,

(i) Baxalta agrees that from and after the Merger Closing, subject to Section 3(b) hereof and clause (ii) below, Baxalta shall indemnify and hold harmless Baxter and each of its Affiliates and each of their respective officers, directors and employees from and against, one hundred percent (100%) of any Tax-Related Losses attributable to or resulting from (in whole or in part) the Merger; and

(ii) Baxalta shall not be obligated to indemnify Baxter for any Tax-Related Losses attributable to or resulting from (in whole or in part) any disposition of Baxalta Common Stock by Baxter (including through Debt-for Equity Exchanges and Subsequent Distributions) other than:

(A) the initial distribution of Baxalta Common Stock on July 1, 2015;

(B) the transactions described in Section 4 (which for the avoidance of doubt include one or more Debt-for-Equity Exchanges, one or more Exchange Offers, one or more contributions of Retained Shares to Baxter’s U.S. pension fund and any dividend of Retained Shares to Baxter’s shareholders) that in each case conclude prior to any Parent or Baxalta shareholder vote with respect to the Merger; or

(C) the conversion at the Merger Closing of any Retained Shares held by Baxter into the right to receive Parent American Depositary Shares and cash (it being understood that any Taxes imposed on Baxter with respect to the receipt of Parent American Depositary Shares and cash upon the Merger Closing do not constitute Tax Related Losses subject to indemnification under Section 3(a)(i)).

Parent also agrees that, from and after the Merger Closing, Parent will guarantee the payment and performance by Baxalta of its obligations and agreements under this Letter Agreement, the Tax Matters Agreement, the Distribution Agreement and the Ancillary Agreements (as defined in the Distribution Agreement).

(b) Notwithstanding anything in the Tax Matters Agreement, the Merger Agreement, the Distribution Agreement, or this Letter Agreement to the contrary, if Baxter intentionally misrepresents any fact in either the Baxter Signing Representation Letters or the Baxter Closing Representation Letters, the indemnification obligation of Baxalta under Section 3(a) hereof and the indemnification obligation of Baxalta under Section 4.05 of the Tax Matters Agreement shall not apply to the extent any Tax-Related Losses are attributable to or resulting from any such intentional misrepresentations.

(c) From and after the Merger Closing, Parent shall be afforded the same rights and have the same obligations as Baxalta under Section 3.04 of the Tax Matters Agreement.

4. Retained Shares Transactions. Each of Parent and Baxalta understands and acknowledges that Baxter (a) intends to effectuate (or cause to be effectuated) two Debt-for-Equity Exchanges (and related Underwritten Offerings (as defined in the Registration Rights Agreement)), one Exchange Offer and a contribution of Retained Shares (as defined in the Registration Rights Agreement) to Baxter’s U.S. pension fund, and (b) may potentially effectuate a dividend of Retained Shares to Baxter’s shareholders, in each case, in connection with the offer, sale, exchange, placement, transfer, distribution or other disposition of Baxter’s 131,902,719 Retained Shares by Baxter or the then holders of such shares (each such Debt-for-Equity Exchange and Exchange Offer (but not, for the avoidance of doubt, any U.S. pension fund contribution or any dividend of Retained Shares to Baxter’s shareholders), a “Retained Shares Transaction”), in each case, prior to any Parent or Baxalta shareholder vote with respect to the Merger. Baxter shall use its reasonable best efforts to complete all Retained Shares Transactions prior to any Parent or Baxalta shareholder vote with respect to the Merger.

5. Cooperation and Support of Parent and Baxalta.

(a) Parent shall cooperate with and support Baxter and Baxalta to enable Baxalta to comply with the terms of, and fulfill Baxalta’s obligations under, the Registration Rights Agreement, including, without limitation, Baxalta’s obligation to use its reasonable best efforts to prepare and file Registration Statements (as defined in the Registration Rights Agreement) on an appropriate form with the Securities Exchange Commission (“SEC”) as expeditiously as possible upon receipt of a Demand Registration (as defined in the Registration Rights Agreement), it being acknowledged and agreed that Baxter delivered notice of a Demand Registration on August 10, 2015 and, as of the date hereof, no Retained Shares have been registered or sold in connection therewith. Notwithstanding the foregoing or anything to the contrary in the Registration Rights Agreement (including, without limitation, Section 2.01(b) thereof), Baxter shall be entitled to make at least three additional Demand Registrations in connection with the Retained Shares Transactions contemplated hereby.

(b) (i) Baxalta shall use its reasonable best efforts to provide or update all information on an appropriate registration form under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, all financial data (including selected financial data or “flash” numbers with respect to recently completed periods), that (A) the SEC would require in a registered offering of the Baxalta Common Stock or (B) is reasonably requested by the underwriter(s) or dealer manager(s) in any Underwritten Offering or Exchange Offer to ensure compliance with applicable laws (including, without limitation, disclosure obligations under applicable federal securities laws), respectively, in connection with each Retained Shares Transaction (collectively, the “Offering Information”), in each case, as soon as practicable after (x) the date hereof and (y) each such request by the underwriter(s) or dealer manager(s) in such Underwritten Offering or Exchange Offer.

In furtherance of the foregoing, Baxalta shall use its reasonable best efforts to cause to be prepared:

(1) if and to the extent required or requested by the SEC or reasonably requested by such underwriter(s) or dealer manager(s) to ensure compliance with applicable laws (including, without limitation, disclosure obligations under applicable federal securities laws), pro forma financial statements regarding the Merger prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act in a Registration Statement in a form ready for filing with the SEC (collectively, “Pro Forma Financial Information”):

(I) would be required in (x) a Registration Statement that includes interim financial information of Parent and Baxalta as of and for the nine-month period ended September 30, 2015, (y) a Registration Statement that includes annual financial information of Parent and Baxalta as of and for the year ended December 31, 2015 or (z) a Registration Statement that includes interim financial information of Parent and Baxalta as of and for the three-month period ending March 31, 2016, in each case, to be delivered to Baxter and the underwriter(s) or dealer manager(s), as applicable, by no later than January 25, 2016 (the “First PFFI Deadline”) in the case of clause (x), by no later than March 18, 2016 (the “Second PFFI Deadline”) in the case of clause (y), and by no later than May 12, 2016 (the “Third PFFI Deadline”) in the case of clause (z); or

(II) is otherwise required or requested by the SEC or reasonably requested by such underwriter(s) or dealer manager(s) to ensure compliance with applicable laws (including, without limitation, disclosure obligations under applicable federal securities laws), in each case, to be delivered to Baxter and such underwriter(s) or dealer manager(s) as soon as practicable after such requirement or request (including, without limitation, requirements or requests for updated Pro Forma Financial Information).

(2) all Baxalta executive compensation disclosure for fiscal year 2015 required to be included in a Registration Statement filed or amended between January 1, 2016 and December 31, 2016 (x) prepared in accordance with all applicable rules and regulations of the SEC and (y) delivered to Baxter and such underwriter(s) or dealer manager(s) (the “Baxalta 2015 ECD”) by no later than January 25, 2016; and

(3) Baxalta’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Baxalta 2015 10-K”) to be filed with the SEC by no later than March 11, 2016 (the “Baxalta 10-K Deadline”) and, if less than three Marketing Periods have been completed as of May 11, 2016, Baxalta’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2016 (the “Baxalta 2016 Q1 10-Q”) to be filed with the SEC by no later than May 12, 2016 (the “Baxalta Q1 10-Q Deadline”).

(ii) Parent shall use its reasonable best efforts to cause to be prepared:

(A) if and to the extent required or requested by the SEC or reasonably requested by such underwriter(s) or dealer manager(s) to ensure compliance with applicable laws (including, without limitation, disclosure obligations under applicable federal securities laws), Pro Forma Financial Information that:

(1) would be required in (x) a Registration Statement that includes interim financial information of Parent and Baxalta as of and for the nine-month period ended September 30, 2015, (y) a Registration Statement that includes annual financial information of Parent and Baxalta as of and for the year ended December 31, 2015 or (z) a Registration Statement that includes interim financial information of Parent and Baxalta as of and for the three-month period ending March 31, 2016, in each case, to be delivered to Baxter and the underwriter(s) or dealer manager(s), as applicable, in any Underwritten Offering or Exchange Offer by no later than the First PFFI Deadline in the case of clause (x), by no later than the Second PFFI Deadline in the case of clause (y) and by no later than the Third PFFI Deadline in the case of clause (z); or

(2) is otherwise required or requested by the SEC or reasonably requested by such underwriter(s) or dealer manager(s) to ensure compliance with applicable laws (including, without limitation, disclosure obligations under applicable federal securities laws) to be delivered to Baxter and such underwriter(s) or dealer manager(s) as soon as practicable after such requirement or request (including, without limitation, requirements or requests for updated Pro Forma Financial Information); and

(B) Parent’s Annual Report on Form 10-K for fiscal year 2015 to be filed with the SEC by no later than March 11, 2016 and, if less than three Marketing Periods have been completed as of May 11, 2016, Parent’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2016 to be filed with the SEC no later than May 12, 2016.

Notwithstanding the foregoing, without Parent’s prior consent, the financial information (other than Pro Forma Financial Information) or other business information (other than information related to the Merger) of Parent shall not be included in a Registration Statement for an Underwritten Offering or Exchange Offer in connection with a Retained Shares Transaction unless required or requested by the SEC.

(c) (i) Baxalta shall (A) use its reasonable best efforts to cause its independent accounting firm to deliver customary “comfort” and bring-down “comfort” letters (including, without limitation, customary “negative assurance” comfort) to Baxter and such underwriter(s) or dealer manager(s) in connection with Baxalta’s financial information required to be included in the applicable Registration Statement, and (B) if reasonably requested by such underwriter(s) or dealer manager(s), cause its principal financial or accounting officer to deliver certificate(s) certifying as to the accuracy of Baxalta’s financial information in the applicable Registration Statement as such underwriter(s) or dealer manager(s) may reasonably request (together with such comfort letters, the “Baxalta Comfort Documents”), including customary Baxalta Comfort Documents with respect to any Pro Forma Financial Information required or requested as provided above to be included in any Registration Statement pursuant to Section 5(b) hereof and as may be necessary to enable the provision of the Baxalta Comfort Documents described in subclause (A) above.

(ii) Parent shall (A) use its reasonable best efforts to cause its independent accounting firm to deliver customary “comfort” and bring-down “comfort” letters (including, without limitation, customary “negative assurance” comfort) to Baxter and such underwriter(s) or dealer manager(s) in connection with Parent’s financial information required by the SEC to be included in the applicable Registration Statement, and (B) if reasonably requested by such underwriter(s) or dealer manager(s), cause its principal financial or accounting officer to deliver certificate(s) certifying as to the accuracy of Parent’s financial information required by the SEC to be included in the applicable Registration Statement as such underwriter(s) or dealer manager(s) may reasonably request (together with such comfort letters, the “Parent Comfort Documents”), including customary Parent Comfort Documents with respect to any Pro Forma Financial Information required or requested as provided above to be included in any Registration Statement pursuant to Section 5(b) and as may be necessary to enable the provision of the Parent Comfort Documents described in subclause (A) above.

(d) (i) Baxalta shall use its reasonable best efforts to cause its senior executive officers (including, without limitation, its chief executive officer and chief financial officer) and other members of management to participate at reasonable times and for reasonable periods in any customary due diligence sessions and “road show” presentations that may be reasonably requested by the managing underwriter(s) or dealer manager(s), as applicable, in any Underwritten Offering or Exchange Offer, including, if reasonably requested by the applicable underwriter(s) or dealer manager(s), in-person participation of the chief executive officer and chief financial officer of Baxalta in customary “road show” presentations for not more than two consecutive Business Days (as defined in the Registration Rights Agreement) during each Marketing Period (as defined below), at such times and locations as may be reasonably requested by such underwriter(s) or dealer manager(s), and otherwise to use its reasonable best efforts to facilitate, cooperate with, and participate in each Underwritten Offering or Exchange Offer in connection with a Retained Shares Transaction and customary due diligence and selling efforts related thereto, except to the extent that such participation materially interferes with the management of Baxalta’s business (collectively, “Required Baxalta Management Participation”).

(ii) Parent shall use its reasonable best efforts to cause at least one senior executive officer familiar with the financial and business affairs of Parent and the Merger to participate at reasonable times and for reasonable periods in any customary due diligence sessions and “road show” presentations that may be reasonably requested by the managing underwriter(s) or dealer manager(s), as applicable, in any Underwritten Offering or Exchange Offer, including, if reasonably requested by the applicable underwriter(s) or dealer manager(s), in-person participation of members of management of Parent in customary “road show” presentations for not more than two consecutive Business Days during each Marketing Period (as defined below), at such times and locations as may be reasonably requested by such underwriter(s) or dealer manager(s), and otherwise use its reasonable best efforts to facilitate, cooperate with, and participate in each Underwritten Offering or Exchange Offer in connection with a Retained Shares Transaction and customary due diligence and selling efforts related thereto, except to the extent that such participation materially interferes with the management of Parent’s business (collectively, together with Required Baxalta Management Participation, “Required Management Participation”). Baxter acknowledges and agrees that any request for participation by Parent or any Parent executive will take into account due consideration of efforts Parent has taken and intends to take during the applicable Marketing Period to promote the Merger.

(e) In connection with each Retained Shares Transaction:

(i) Baxalta shall use its reasonable best efforts to prepare, assist in the preparation of, deliver and/or complete all of the following, as applicable (collectively, the “Baxalta Marketing Period Deliverables”) at least two Business Days prior to the commencement of each Marketing Period: (A) a preliminary prospectus (including all Offering Information and Pro Forma Financial Information required or requested to be included therein pursuant to Section 5(b) hereof) for the applicable Registration Statement, (B) investor presentation(s) or other marketing materials, (C) (x) substantially final draft underwriting agreement(s) or exchange agreement(s), in the case of a Debt-for-Equity Exchange and the related Underwritten Offering, or (y) substantially final draft dealer manager agreement(s), and related documents, in the case of an Exchange Offer, in each case, including substantially final forms of all applicable legal opinions, (D) substantially final draft Baxalta Comfort Documents, (E) all legal, business and accounting due diligence of Baxalta in a manner reasonably satisfactory to Baxter and the applicable underwriter(s) or dealer manager(s), as the case may be, (F) executed lock-up agreements from Baxalta and its directors and executive officers in the form contemplated in Section 8 hereof and (G) such other customary documents, certificates, agreements and instruments reasonably requested by such underwriter(s) or dealer manager(s), Baxter or third parties (including, without limitation, any trustee, administrative agent, transfer agent, exchange agent or information agent) involved in any Retained Shares Transaction and, in the case of subclauses (A), (B), (C), (D) and (G), in a form reasonably satisfactory to Baxalta, Baxter and such underwriter(s) or dealer manager(s), as applicable; and

(ii) Parent shall use its reasonable best efforts to prepare, assist in the preparation of, deliver and/or complete all of the following, as applicable (collectively, the “Parent Marketing Period Deliverables”) at least two Business Days prior to the commencement of each Marketing Period: (A) Pro Forma Financial Information required or requested to be included in the Registration Statement pursuant to Section 5(b) hereof for the applicable Registration Statement, (B) substantially final draft Parent Comfort Documents, if applicable, (C) all legal business and accounting due diligence of Parent in a manner reasonably satisfactory to Baxter and the applicable underwriter(s) or dealer manager(s), as the case may be, (D) executed lock-up agreements from Parent in the form contemplated in Section 8 hereof and (E) such other customary documents, certificates, agreements and instruments reasonably requested by such underwriter(s) or dealer manager(s), Baxter or third parties (including, without limitation, any trustee, administrative agent, transfer agent, exchange agent or information agent) involved in any Retained Shares Transaction and, in the case of subclauses (A), (B) and (E), in a form reasonably satisfactory to Parent, Baxter and such underwriter(s) or dealer manager(s), as applicable.

6. Marketing Periods. For each Underwritten Offering or Exchange Offer in connection with a Retained Shares Transaction, Baxter, the underwriter(s) or dealer manager(s), as applicable, and the applicable selling shareholders shall be afforded a period of time (each, a “Marketing Period”) to publicly offer, sell, exchange, place, transfer or otherwise dispose of Retained Shares in connection with which the following conditions (the “Marketing Period Conditions”) shall have been satisfied:

(a) all of the Baxalta Marketing Period Deliverables and, to the extent required, the Parent Marketing Period Deliverables, in each case, that have been requested with reasonable advance notice have been completed and/or delivered, as applicable, prior to the commencement of the Marketing Period as set forth in Section 5(e) hereof and to the extent applicable, executed prior to or during (as applicable) the Marketing Period;

(b) the applicable Registration Statement has been, or could be (without an amendment thereto, as applicable), declared effective under the Securities Act (“SEC Clearance”) prior to the commencement of the Marketing Period (with the exception of a Marketing Period with respect to an Exchange Offer, with respect to which the Registration Statement must have been declared effective prior to the expiration of the Exchange Offer), and if declared effective, such Registration Statement continues to be effective for the remainder of the Marketing Period;

(c) the Required Management Participation has been provided or made available as set forth in Section 5(d) above;

(d) each of Parent and Baxalta has complied with Section 8 hereof, with respect to any Underwritten Offering in connection with a Debt-for-Equity Exchange, and no Restricted Period (as defined below) relating to a prior Debt-for-Equity Exchange, if any, shall be in effect;

(e) in the case of an Underwritten Offering in connection with a Debt-for-Equity Exchange in connection with which a tender offer is not being made for outstanding notes of Baxter, such period continues for at least four consecutive Business Days;

(f) in the case of an Underwritten Offering in connection with a Debt-for-Equity Exchange in connection with which a tender offer is made for outstanding notes of Baxter, such period continues until the later of four consecutive Business Days following (i) SEC Clearance and (ii) 14 calendar days after the early settlement date for such tender offer; and

(g) in the case of an Exchange Offer, such period continues until such Exchange Offer has been held open for the greater of (i) at least 20 consecutive Business Days and (ii) up to 40 consecutive calendar days, as directed by Baxter in consultation with Parent, Baxalta and the dealer manager(s) for such Exchange Offer.

If a lead managing underwriter(s) or dealer manager(s), as applicable, in consultation with Baxter, Parent and Baxalta, reasonably determines that the occurrence of any calamity or crisis or change in financial, political or economic conditions in the United States or elsewhere has caused a market disruption such that the public offer, sale, exchange or placement, as applicable, of Retained Shares at such time is impracticable or inadvisable, the respective periods described in clauses (e), (f) and (g) above shall be tolled during such period.

In addition, each of Parent and Baxalta shall use its reasonable best efforts to cause one Marketing Period with respect to a Debt-for-Equity Exchange not involving a tender offer to be completed in full by no later than February 8, 2016; provided, that, if such Marketing Period is not completed in full by February 8, 2016, then each of Parent and Baxalta shall use its reasonable best efforts to cause such Marketing Period to be completed in full by no later than March 23, 2016, provided that no Pro Forma Financial Information is required or requested in connection therewith. In addition, Parent and Baxalta shall use their respective reasonable best efforts to cause one Marketing Period with respect to all of the Marketing Period Conditions to be separately satisfied with respect to two Debt-for-Equity Exchanges (whether only one Registration Statement is filed in connection therewith or otherwise) and one Exchange Offer prior to the Early Outside Date (as defined below) or the Outside Date (as defined below), as applicable.

The parties hereto shall use their respective reasonable best efforts to cause one Marketing Period for a Debt-for-Equity Exchange not involving a tender offer to be completed prior to February 8, 2016. If one Debt-for-Equity Exchange Marketing Period is completed prior to February 8, 2016, (a) Baxter shall demand that a Registration Statement for an Underwritten Offering in connection with a Debt-for-Equity Exchange be filed by no later than as promptly as practicable after the Second PFFI Deadline, (b) the parties purchasing notes in the related tender offer shall use their reasonable best efforts to commence such tender offer for outstanding notes of Baxter by no later than the Second PFFI Deadline and (c) each party shall use reasonable best efforts to cause SEC Clearance for such Registration Statement to occur prior to or as promptly as practicable after the date that is 14 calendar days after the early settlement date for such tender offer, which early settlement date shall occur no later than 13 Business Days after the commencement of such tender offer.

If one Debt-for-Equity Exchange Marketing Period is not completed prior to February 8, 2016, (a) Baxter shall demand that an amended Registration Statement for an Underwritten Offering in connection with a Debt-for-Equity Exchange not involving a tender offer be filed as promptly as practicable after the Second PFFI Deadline and (b) the parties hereto shall use their respective reasonable best efforts to cause the associated Marketing Period to begin by no later than the date of SEC Clearance of the associated Registration Statement. Thereafter, (i) Baxter shall demand that another Registration Statement for an Underwritten Offering in connection with a second Debt-for-Equity Exchange be filed by no later than as promptly as practicable after the expiration of the Restricted Period with respect to the preceding Debt-for-Equity Exchange (or, if the offering is not completed, as soon as practicable after the expiration of the Marketing Period), (ii) the parties purchasing notes in the related tender offer for outstanding notes of Baxter shall use their reasonable best efforts to commence such tender offer by no later than as promptly as practicable after the expiration of the Restricted Period with respect to the preceding Debt-for-Equity Exchange and (iii) each party shall use reasonable best efforts to cause SEC Clearance for such Registration Statement to occur prior to or as promptly as practicable after the date that is 14 calendar days after the early settlement date for such tender offer, which early settlement date shall occur no later than 13 Business Days after the commencement of such tender offer.

Thereafter, (a) Baxter shall demand that a Registration Statement for an Exchange Offer be filed by no later than as promptly as practicable following fifteen calendar days after the public offering date set forth on the final prospectus with respect to the second Debt-for-Equity Exchange transaction (or, if the offering is not completed, as soon as practicable after the expiration of the Marketing Period) and (b) the parties hereto shall use their respective reasonable best efforts to commence such Exchange Offer as promptly as practicable after the expiration of the Restricted Period with respect to the preceding Debt-for-Equity Exchange.

7. Standstill. Neither Baxalta nor Parent will conduct any shareholder vote with respect to, or consummate, the Merger (the “Standstill”) until the earliest to occur of the following: (a) the date that all of the Marketing Period Conditions have been separately satisfied with respect to two Debt-for-Equity Exchanges (whether only one Registration Statement is filed in connection therewith or otherwise) and one Exchange Offer, (b) the date that Baxter has disposed of all its Retained Shares and (c) May 26, 2016, as such date may be extended as set forth below (the “Early Outside Date”), or, if one Marketing Period with respect to a Debt-for-Equity Exchange not involving a tender offer has not been completed in full by February 8, 2016 and Baxter has complied with its obligation to use its reasonable best efforts to cause such completion, June 17, 2016, as such date may be extended as set forth below (the “Outside Date”).

Each of the Early Outside Date and the Outside Date, as applicable, shall be extended (in the case of each clause below but without duplication) by the time periods indicated below:

(i) the number of days that the Baxalta 2015 10-K is filed with the SEC after the Baxalta 10-K Deadline;

(ii) the number of days that the Baxalta 2016 Q1 10-Q is filed with the SEC after the Baxalta Q1 10-Q Deadline;

(iii) the number of days that any requested or required (in accordance with Section 5(b)) Pro Forma Financial Information is delivered after the Second PFFI Deadline or the Third PFFI Deadline, as applicable, if Pro Forma Financial Information is required or requested to be included in any Registration Statement pursuant to Section 5(b) hereof;

(iv) (A) if Pro Forma Financial Information is not required or requested to be included in any Registration Statement pursuant to Section 5(b) hereof, the number of days that the Baxalta 2015 ECD is delivered after the Baxalta 10-K Deadline or (B) if Pro Forma Financial Information is required or requested to be included in any Registration Statement pursuant to Section 5(b) hereof, the number of days that the Baxalta 2015 ECD is delivered after March 18, 2016;

(v) the number of days for which Parent or Baxalta determines that maintaining the effectiveness of any Registration Statement in connection with an Underwritten Offering or Exchange Offer or filing an amendment or supplement to any Registration Statement (or, if a Registration Statement has not yet been filed, filing such a Registration Statement) would require the public disclosure of material nonpublic information and refuses to maintain such effectiveness or make any filing of such amendment, supplement or Registration Statement, if each of the Marketing Period Conditions could otherwise have been satisfied during such period and any failure to satisfy such conditions is not due to Parent’s or Baxalta’s failure to comply with its respective obligations hereunder; and

(vi) solely in the case of the Early Outside Date, if less than two Marketing Periods have been completed as of the Early Outside Date (as it may be extended pursuant to clauses (i)-(v) above), and Baxter has complied with its obligations hereunder with respect to such Marketing Periods, the number of days until the completion of two Marketing Periods; provided that the Early Outside Date (as it may be extended pursuant to clauses (i)-(v) above) shall not be extended by more than 30 days pursuant to this clause (vi).

8. Clear Market; Lock-Up.

(a) During each Marketing Period described in Section 6(e) above and each additional period of time for which Baxter agrees (with the lead underwriter in connection with any Underwritten Offering) to similar restrictions with respect to the Retained Shares in connection with any Underwritten Offering contemplated hereby not to exceed (x) 30 days or (y)

such shorter period as is appropriate for such offering as determined in the good faith judgment of the lead underwriter after consultation with Baxalta’s and Parent’s advisors (each such period, a “Restricted Period”), Baxalta agrees that it will not, and it will cause its executive officers and directors not to, directly or indirectly, (i) pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, Baxalta Common Stock or any other equity or equity-linked securities of, or any securities convertible into or exercisable or exchangeable for any equity or equity-linked securities of, Baxalta (collectively, the “Baxalta Subject Securities”), (ii) subject to Section 1(a) hereof, publicly disclose or engage in discussions concerning the intention to make any issuance, sale, pledge, disposition or registration with respect to the Baxalta Subject Securities, (iii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Baxalta Subject Securities or (iv) file with the SEC or cause to become effective any registration statement under the Securities Act relating to, or make any demand for or exercise any right with respect to the registration with the SEC of, any Baxalta Subject Securities, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of any Baxalta Subject Securities, in cash or otherwise, without Baxter’s prior written consent, which may be given, conditioned or withheld in Baxter’s sole discretion. Baxalta shall enter into an agreement evidencing the restrictions in this Section 8 in customary form, which form is reasonably satisfactory to Baxalta and Baxter and a single lead underwriter in any Underwritten Offering; provided that such restrictions may be included in the applicable underwriting agreement; provided, further, that any of the foregoing restrictions may be waived by a single lead underwriter.

The restrictions contained in the preceding paragraph shall not apply to:

(i) the filing of any Registration Statement contemplated by this Letter Agreement in connection with a Retained Shares Transaction (including, without limitation, pursuant to a demand made by Baxter in accordance with Section 6 hereof) and any sale, transfer or other disposition of any Baxalta Subject Securities in connection with any Retained Shares Transaction;

(ii) subject to the terms hereof (including, without limitation, Sections 2 and 7 hereof), the consummation of the Merger;

(iii) the issuance by Baxalta of any Baxalta Subject Securities upon the exercise of any option or warrant or the conversion of any Baxalta Subject Security, in each case, outstanding on the date hereof, or the vesting of any previously issued Baxalta Subject Security, including, without limitation, any restricted stock, restricted stock units or performance stock units;

(iv) the grant of stock options, stock, restricted stock units or performance stock units pursuant to employee benefit plans in effect on the date hereof;

(v) the filing of one or more registration statements on Form S-8 with the SEC with respect to any Baxalta Subject Securities issued or issuable under any equity compensation plan in effect on the date hereof;

(vi) the sale or forfeiture of any Baxalta Subject Security to satisfy any income, employment or social tax withholding and remittance obligations of an officer, a director or Baxalta in connection with any options of such officer or director that are expiring within 90 days or any restricted stock units or performance share units that vest during any Restricted Period; or

(vii) the filing of the registration statement required to be filed by Baxalta pursuant to the Registration Rights Agreement, dated as of June 23, 2015, by and among Baxalta, Baxter and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and UBS Securities LLC as representatives of the initial purchasers.

(b) During each Marketing Period described in Section 6(e) above and each Restricted Period, Parent agrees that it will not, directly or indirectly, (i) pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, Parent American Depositary Shares or any other equity or equity-linked securities of, or any securities convertible into or exercisable or exchangeable for any equity or equity-linked securities of, Parent (collectively, the “Parent Subject Securities”), (ii) subject to Section 1(a) hereof, publicly disclose or engage in discussions concerning the intention to make any issuance, sale, pledge, disposition or registration with respect to the Parent Subject Securities, (iii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Parent Subject Securities or (iv) file with the SEC or cause to become effective any registration statement under the Securities Act relating to, or make any demand for or exercise any right with respect to the registration with the SEC of, any Parent Subject Securities, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of any Parent Subject Securities, in cash or otherwise, without Baxter’s prior written consent, which may be given, conditioned or withheld in Baxter’s sole discretion. Parent shall enter into an agreement evidencing the restrictions in this Section 8 in customary form, which form is reasonably satisfactory to Parent and Baxter and a single lead underwriter in any Underwritten Offering; provided that such restrictions may be included in the applicable underwriting agreement; provided, further, that any of the foregoing restrictions may be waived by a single lead underwriter.

The restrictions contained in the preceding paragraph shall not apply to:

(i) subject to the terms hereof (including, without limitation, Sections 2 and 7 hereof), the filing of the Registration Statement on Form S-4 with respect to the Merger and the consummation of the Merger;

(ii) the issuance by Parent of any equity awards or of any Parent Subject Securities upon the exercise or settlement of equity awards of Parent; or

(iii) the filing of one or more registration statements on Form S-8 with the SEC with respect to any Parent Subject Securities issued or issuable under any equity compensation plan in effect on the date hereof.

9. Certain Acknowledgments and Agreements of Parent, Baxter and Baxalta.

(a) Baxter and Baxalta hereby acknowledge and agree that, (i) except as contemplated by this Letter Agreement, their obligations under the Tax Matters Agreement, the Distribution Agreement and the Ancillary Agreements are and will be unaffected by the transactions contemplated by the Merger Agreement in the form reviewed on the date hereof); and (ii) if the Merger is not completed, nothing in this Letter Agreement shall operate to modify Baxter’s and Baxalta’s obligations under the Tax Matters Agreement.

(b) Baxter hereby acknowledges and agrees that, notwithstanding anything to the contrary in the Registration Rights Agreement, the Registration Rights Agreement shall terminate upon the Merger Closing; provided that the provisions of Section 2.06, Section 2.07 and Article IV of the Registration Rights Agreement shall survive any such termination; provided, further, that, if in the reasonable judgment of Baxter’s external counsel, Baxter will be, or will be deemed to be, an “affiliate” of Parent for purposes of Rule 405 under the Securities Act upon Merger Closing, then (i) any Retained Shares held by Baxter will constitute “Registrable Securities” under the Registration Rights Agreement upon any conversion or exchange of such shares into equity securities of Parent and (ii) the obligations for registration of the Registrable Securities (and Baxter’s rights relating thereto) will be obligations of Parent.

(c) Each party hereto agrees that, if legally permissible and reasonably practicable, (i) each of Parent and Baxalta shall notify Baxter at least five Business Days prior to the mailing of the Merger proxy statement to its shareholders (with respect to its shareholder vote with respect to the Merger) and (ii) prior to any public disclosure, description or filing of any provision of this Letter Agreement, it will consult with each other party hereto and provide each other party hereto with reasonable advance notice of such disclosure, description or filing and the proposed form and substance thereof. Each party hereto acknowledges that (A) this Letter Agreement will be filed with, and a description of its terms included in, a Form 8-K of each of Baxter, Baxalta and Parent to be filed in connection with the entering into of this Letter Agreement, the announcement of the entering into of the Merger Agreement and with each Registration Statement, (B) this Letter Agreement will be incorporated by reference into, and a description of its terms included in, the registration statement on Form S-4 of Parent related to the Merger and (C) a description of the terms of this Letter Agreement will be included in the prospectus to be made available by Parent in connection with the listing of new ordinary shares to be offered to Baxalta shareholders, the circular to be provided to Parent shareholders in connection with Parent’s shareholder vote with respect to the Merger and other documents filed or made publicly available pursuant to the listing, prospectus and disclosure and transparency rules maintained by the UK Financial Conduct Authority.

10. Termination. This Letter Agreement may be terminated (a) by mutual written consent of Baxalta, Baxter and Parent, provided that the provisions of Section 9(a) and Sections 11-15 hereof shall survive such termination, (b) by Parent or Baxalta upon termination of the Merger Agreement, provided that, the provisions of Section 8 (solely with respect to any Restricted Period then in effect for Baxalta or its directors and executive officers), Section 9(a) and Sections 11-15 hereof shall survive such termination or (c) subject to compliance with Section 7 hereof, upon Merger Closing, provided that the provisions of Section 2(g), Section 2(h), Section 3, Section 8 (solely with respect to any Restricted Period then in effect), Section 9 and Sections 11-16 hereof shall survive such termination. If this Letter Agreement is terminated under clause (a), (b) or (c) above, Baxter acknowledges and agrees that Section 4.02(c) of the Tax Matters Agreement has been waived with respect to the execution of the Merger Agreement (and this sentence shall survive the termination of this Letter Agreement).

11. Notices. All notices, requests, claims, demands or other communications under this Letter Agreement shall be in writing and shall be given, and shall be deemed to have been duly given, upon delivery by hand, sending by registered or certified mail (postage prepaid, return receipt requested) or sending by email to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent:

Shire plc

5 Riverwalk, Citywest Business Campus

Dublin 24

Republic of Ireland

Attention: Bill Mordan, General Counsel

Email: wrmordan@shire.com

with a copy to (which shall not constitute notice):

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Attention:	Christopher D. Comeau
Paul M. Kinsella

Email:	christopher.comeau@ropesgray.com
paul.kinsella@ropesgray.com

(b) if to Baxalta:

Baxalta Incorporated

1200 Lakeside Drive

Bannockburn, Illinois 60015

Attention: General Counsel

Email: peter.edwards@baxalta.com

with copies to (which shall not constitute notice):

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Attention: David A. Schuette

Email: dschuette@mayerbrown.com

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention: R. Scott Falk, P.C.

Email: scott.falk@kirkland.com

(c) if to Baxter:

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015

Attention: General Counsel

Email: general_counsel@baxter.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attention: David J. Goldschmidt

Email: David.Goldschmidt@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
Attention:	Charles W. Mulaney, Jr.
Joseph Miron

Email:	Charles.Mulaney@skadden.com
Joseph.Miron@skadden.com

12. Headings. Section headings used herein are for convenience of reference only, are not part of this Letter Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Letter Agreement.

13. Counterparts. This Letter Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to the other party. This Letter Agreement may be executed by facsimile or PDF signature and a facsimile or PDF signature shall constitute an original signature for all purposes.

14. Governing Law. This Letter Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, irrespective of the choice of laws and principles of the State of Delaware, as to all matters, including, without limitation, matters of validity, construction, effect, enforceability, performance and remedies.

15. Jurisdiction; Waiver of Jury Trial. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, in the event (but only in the event) that such court does not have subject matter jurisdiction over any action, suit or proceeding (each, a “Proceeding”), the federal courts of the United States of America located in the State of Delaware, in respect of all matters arising out of or relating to this Letter Agreement, the interpretation and enforcement of the provisions of this Letter Agreement, and of the documents referred to in this Letter Agreement, and hereby waives, and agrees not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or of any such document, that (i) it is not subject thereto, (ii) such Proceeding may not be brought or is not maintainable in said courts, (iii) the venue thereof may not be appropriate or (iv) this Letter Agreement or any such document may not be enforced in or by such courts, and each of the parties hereto irrevocably agrees that all claims with respect to such Proceeding shall be heard and determined exclusively in such courts. The parties hereto irrevocably consent and submit to the personal jurisdiction of such courts in respect of the interpretation and enforcement of the provisions of this Letter Agreement. Each party hereto acknowledges and agrees that any controversy that may arise under this Letter Agreement is likely to involve complicated and difficult issues, and therefore each party hereto irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any Proceeding directly or indirectly arising out of or relating to this Letter Agreement.

16. Specific Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Letter Agreement and to enforce specifically the performance of the terms and provisions of this Letter Agreement in any court referred to in the preceding paragraph, without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which any party hereto may be entitled at law or in equity. Each of the parties hereto acknowledges and agrees that the right to specific enforcement is an integral part of this Letter Agreement and without such right, none of the parties hereto would have entered into this Letter Agreement. The parties hereto further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

*    *    *

Very truly yours,

BAXTER INTERNATIONAL INC.

By:	/s/ James K. Saccaro
Name: James K. Saccaro
Title: Corporate Vice President and Chief Financial Officer

If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please confirm by endorsing this Letter Agreement below.

Acknowledged and agreed to as of the date first written above:

SHIRE PLC

By:	/s/ Flemming Ornskov
Name: Flemming Ornskov
Title: Chief Executive Officer

If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please confirm by endorsing this Letter Agreement below.

Acknowledged and agreed to
as of the date first written above:

BAXALTA INCORPORATED

By:	/s/ Robert J. Hombach
	Name:	Robert J. Hombach
	Title:	Executive Vice President,
Chief Financial Officer and
Chief Operations Officer

Annex I:

Baxter Support Statement

“Baxter fully supports the proposed combination of Shire and Baxalta, which will create a major biotechnology company and global leader in rare diseases. Baxter is pleased to support this value enhancing transaction.”